Exhibit 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-161239 and 333-174796 on Form S-8 and Post- Effective Amendment No. 1 to Registration Statement No. 333-37398 on Form S-8 and Registration Statements No. 333-163075 and 333-177099 on Form S-3 of our report dated June 26, 2012, relating to the financial statements and financial statement supplemental schedule of SCANA Corporation Stock Purchase-Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation Stock Purchase-Savings Plan for the year ended December 31, 2011.

/s/DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 26, 2012

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